                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                          Wabash National Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                          WABASH NATIONAL CORPORATION
                          1000 SAGAMORE PARKWAY SOUTH
                            LAFAYETTE, INDIANA 47905

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


     The 2000 Annual Meeting of Stockholders of Wabash National Corporation will be held at the University Inn, 3001 Northwestern Avenue, West Lafayette, Indiana, 47906 on Tuesday, May 9, 2000, at 3:00 p.m. for the following purposes:


          1.   To elect six members of the Board of Directors.

          2. To consider and act upon such other business as may properly come before the meeting.

     Whether or not you expect to attend the meeting, you are requested to sign, date and return the enclosed proxy as promptly as possible in the enclosed stamped envelope.

                                  By Order of the Board of Directors


                                  JOHN R. GAMBS
                                  SECRETARY

Lafayette, Indiana
April 5, 2000

                                PROXY STATEMENT

                  ANNUAL MEETING OF STOCKHOLDERS--MAY 9, 2000

     This Proxy Statement is furnished on or about April 5, 2000 to stockholders of Wabash National Corporation (the "Corporation"), 1000 Sagamore Parkway South, Lafayette, Indiana 47905, in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the Annual Meeting of Stockholders to be held at the University Inn, 3001 Northwestern Avenue, West Lafayette, Indiana, 47906 on Tuesday, May 9, 2000. The stockholder giving the proxy has the power to revoke the proxy at any time before it is exercised. Such right of revocation is not limited by or subject to compliance with any formal procedure.

     The cost of soliciting proxies will be borne by the Corporation. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of the Corporation's Common Stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by mail, personal interview, telephone and telegraph by officers and other management employees of the Corporation, who will receive no additional compensation for their services.

     At the close of business on February 29, 2000, there were 22,985,186 shares of the Common Stock and 1,198,916 shares of common stock underlying Preferred Stock of the Corporation outstanding and entitled to vote at the meeting. Only stockholders of record on March 23, 2000 will be entitled to vote at the meeting, and each share will have one vote.

                             ELECTION OF DIRECTORS

     Six directors are to be elected for terms of one year or until their successors are duly elected and qualified. Proxies representing shares held on the record date which are returned duly executed will be voted, unless otherwise specified, in favor of the six nominees for the Board of Directors named below. All such nominees are currently directors of the Corporation. Each of the nominees has consented to be named herein and to serve on the Board if elected.

     The name, age, business experience, current committee memberships and directorships of each nominee for director are as follows:

Richard E. Dessimoz............Age 52
                               Vice President of the Corporation and Chief
                               Executive Officer of Wabash National Finance
                               Corporation since its inception in December
                               1991. Mr. Dessimoz is also a director of APACHE Medical Systems, Inc., a producer of software and services for the medical industry.

Donald J. Ehrlich..............Member--Executive Committee
                               Age 62
                               President and Chief Executive Officer of the
                               Corporation since its founding and Chairman of the Board since May 1995. Mr. Ehrlich is also a director of Danaher Corporation, a diversified manufacturer, Indiana Secondary Market Corporation and Lafayette Community Bank.

John T. Hackett................Member--Audit, Executive and Compensation
                               Committees
                               Age 67
                               Managing General Partner of CID Equity
                               Partners, L.P., a private investment
                               partnership; Mr. Hackett was Vice
                               President--Finance and Administration of
                               Indiana University from 1988 to 1991 and
                               Executive Vice President, Chief Financial
                               Officer and director of Cummins Engine Company from 1964 to 1988. Mr. Hackett is also a director of Irwin Financial Corporation, Meridian Mutual Insurance Corporation, Ball Corporation, Waterlink, Inc. and is Chairman of the Board of Indiana Secondary Market Corporation.

E. Hunter Harrison.............Member--Audit Committee
                               Age 55
                               Executive Vice President and Chief Operating
                               Officer of Canadian National Railway, Co., since March 1998. He previously served as President and Chief Executive Officer of Illinois Central Railroad since February 1993 and as Senior Vice President of Operations since July 1992. Mr. Harrison also serves on the Board Of Directors of Belt Railway Co. in Chicago, Illinois; Terminal Railway in St. Louis, Missouri; TTX Co. in Chicago, Illinois; and the Association of American Railroads.

Mark R. Holden.................Member--Executive Committee
                               Age 40
                               Vice President and Chief Financial Officer of the Corporation since March 1995. He previously served as Vice President and Controller of the Corporation. Prior to his employment by the Corporation in December 1992, Mr. Holden was employed by Arthur Andersen LLP from 1981 to December 1992.

Ludvik F. Koci.................Member--Compensation Committee
                               Age 63
                               Vice Chairman of Detroit Diesel Corporation in Detroit, Michigan since 1997. He previously served as President and Chief Operating Officer since December 1989. Mr. Koci also serves on the Board of Directors of Detroit Diesel Corporation and the Board of Directors of VM Motori, Italy.

     Donald J. Ehrlich is the brother of Charles R. Ehrlich and Rodney P. Ehrlich, executive officers of the Corporation.

BOARD COMMITTEES

     The Board of Directors has established a Compensation Committee, an Executive Committee and an Audit Committee.

     The Compensation Committee is responsible for determining the Corporation's compensation policies for executive officers and for administering the Corporation's 1992 Stock Option Plan pursuant to the provisions of the Plan. This Committee met once during 1999.

     The Executive Committee is responsible for exercising the authority of the Board of Directors, to the extent permitted by law and the by-laws of the Corporation, in the interval between meetings of the Board when an emergency issue or scheduling makes it difficult to convene all directors. This Committee did not meet during 1999.

     The Audit Committee is responsible for recommending the selection of independent accountants, reviewing the independent accountants' assessments of the adequacy of the Corporation's internal control system and reviewing the scope and results of the external audit process. This Committee met five times during 1999.

ATTENDANCE AT MEETINGS

     During 1999, the Board of Directors of the Corporation held five meetings. All directors of the Corporation attended 75% or more of all Board meetings and meetings of committees on which they served in that year.

DIRECTORS' FEES

     Directors who are not officers or otherwise affiliated with the Corporation receive $3,000 per calendar quarter and $1,000 for each Board meeting attended. During 1999, directors who were not officers of the Corporation each received 1,500 stock options. Options granted had an exercise price of $16.0625 per share, which was the fair market value at the time of grant. Options granted to Directors, who are not officers, are exercisable beginning six months after date of grant.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Securities Exchange Act of 1934 requires the Corporation's directors, executive officers and 10% stockholders to file reports of ownership of equity securities of the Corporation. To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation during the year ended December 31, 1999 all of such required filings were made on a timely basis.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of February 29, 2000 (unless otherwise specified) with respect to the beneficial ownership of the Corporation's Common Stock by each person who is known to own beneficially more than 5% of the outstanding shares of Common Stock, each person currently serving as a director, each nominee for director, each Named Officer (as defined below), and all directors and executive officers as a group:

                                                                               SHARES OF
                                                                              COMMON STOCK
NAME AND ADDRESS                                                              BENEFICIALLY          PERCENT
OF BENEFICIAL OWNER                                                             OWNED (1)           OF CLASS

Morgan Stanley Dean Witter & Co.............................................  1,218,160(2)            5.3%
   1585 Broadway
   New York, NY  10036

Donald J. Ehrlich...........................................................    547,632(3)            2.4%

Richard E. Dessimoz.........................................................     40,820(4)             *

Lawrence J. Gross...........................................................     40,370(4)             *

Mark R. Holden..............................................................     30,320(5)             *

John T. Hackett.............................................................     18,300(6)             *

E. Hunter Harrison..........................................................     21,000(6)             *

Ludvik F. Koci..............................................................     17,000(6)             *

Derek L. Nagle..............................................................      6,100(7)             *

All Executive Officers and Directors as a group (19 persons)................    943,742               4.1%

[FN]
*    Less than one percent.

[FN]
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of May 9, 2000 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)  Based solely on a Schedule 13G filed February 4, 2000.

(3)  Includes currently exercisable options to purchase 221,920 shares.

(4)  Includes currently exercisable options to purchase 37,820 shares.

(5)  Includes currently exercisable options to purchase 30,320 shares.

(6)  Includes currently exercisable options to purchase 15,000 shares.

(7)  Includes currently exercisable options to purchase 3,600 shares.

                                  COMPENSATION

EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation for services in all capacities to the Corporation for the fiscal years ended December 31, 1999, 1998, and 1997 of the Chief Executive Officer and the other four most highly compensated executive officers of the Corporation as of December 31, 1999 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                              COMPENSATION
                                                                                  AWARDS           ALL OTHER
                                                  ANNUAL COMPENSATION        ----------------   COMPENSATION(1)
NAME AND PRINCIPAL                           -------------------------------    UNDERLYING    --------------------
POSITION                                      YEAR      SALARY      BONUS(2)    OPTIONS(#)     401(K)   INSURANCE
------------------------------------------   -----    ---------    --------- ---------------- --------  ----------
Donald J. Ehrlich.........................    1999    $ 545,000    $ 419,650     135,000      $  4,080   $  1,647
President and Chief Executive Officer         1998    $ 475,000    $       0      95,000      $  2,525   $  2,106
                                              1997    $ 400,000    $ 285,600      65,000      $  2,850   $  2,106

Mark R. Holden............................    1999    $ 250,000    $ 137,500      25,000      $  2,480   $    243
Vice President-Chief Financial Officer        1998    $ 210,000    $       0      15,000      $  2,500   $    198
                                              1997    $ 177,650    $  90,601      10,000      $  2,665   $    198

Derek L. Nagle............................    1999    $ 250,000    $  65,000       6,250      $  2,325   $    396
Vice President of the Corporation and         1998    $ 250,000    $       0       5,000      $  2,250   $  1,131
President-Fruehauf Trailer Services, Inc.     1997    $ 176,730    $  72,106       5,000      $  1,125   $    800

Richard E. Dessimoz.......................    1999    $ 230,000    $ 126,500      25,000      $  2,480   $    639
Vice President of the Corporation and CEO-    1998    $ 200,000    $       0      15,000      $  2,500   $    864
Wabash National Finance Corporation           1997    $ 177,650    $  90,601      10,000      $  2,665   $    864

Lawrence J. Gross.........................    1999    $ 220,000    $ 121,000      20,000      $  2,480   $    396
Vice President-Marketing                      1998    $ 190,000    $       0      15,000      $  2,500   $    306
                                              1997    $ 177,650    $  90,601      10,000      $  2,665   $    306


[FN]

(1) "All Other Compensation" consists of (i) contributions to the Corporation's 401(k) Plan on behalf of all of the Named Officers, and (ii) payments by the Corporation with respect to term life insurance for the benefit of the Named Officers.

(2) See the Report on Executive Compensation for a description of the Bonus
    Plan.

OPTION GRANTS

     Shown below is information on grants to the Named Officers of stock options pursuant to the Corporation's 1992 Stock Option Plan during the year ended December 31, 1999.

                                                                   INDIVIDUAL GRANTS
                                         ----------------------------------------------------------------------------
                           NUMBER OF     PERCENTAGE OF                                  POTENTIAL REALIZABLE VALUE AT
                           SECURITIES    TOTAL OPTIONS                                     ASSUMED ANNUAL RATES OF
                           UNDERLYING     GRANTED TO      EXERCISE OR                      STOCK PRICE APPRECIATION
                            OPTIONS       EMPLOYEES       BASE PRICE    EXPIRATION           FOR  OPTION TERM (3)
         NAME              GRANTED(1)      IN 1999      (PER SHARE)(2)     DATE            5%($)             10%($)
         ----              ----------    -------------  --------------  ----------      -----------------------------
Donald J. Ehrlich......     135,000        25.33%          $21.5625      9/17/09        $1,830,673         $4,639,284
Mark R. Holden.........      25,000         4.69%          $21.5625      9/17/09           339,013            859,128
Derek L. Nagle.........       6,250         1.17%          $21.5625      9/17/09            84,753            214,782
Richard E. Dessimoz....      25,000         4.69%          $21.5625      9/17/09           339,013            859,128
Lawrence J. Gross......      20,000         3.75%          $21.5625      9/17/09           271,211            687,301

[FN]

(1) Options become exercisable ratably beginning one year from date of grant through five years of date of grant.

(2) Options were granted having exercise prices at fair market value on the date of grant.

(3) The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of stock price appreciation from September 17, 1999 (the date of grant) to September 17, 2009 (the date of expiration of such options) of 5% and 10%. These assumptions are not intended to forecast future appreciation of the Corporation's stock price. The Corporation's stock price may increase or decrease in value over the time period set forth above.

OPTION FISCAL YEAR-END VALUES

     Shown below is information with respect to the unexercised options to purchase the Corporation's Common Stock granted under the 1992 Stock Option Plan, as amended. None of the Named Officers exercised any stock options during the fiscal year ended December 31, 1999.

                                                      NUMBER OF  SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                                                          HELD AT DECEMBER 31, 1999          AT DECEMBER 31, 1999(1)
                                                      --------------------------------     -------------------------
NAME                                                  EXERCISABLE        UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
-----                                                 -----------        -------------     -----------  -------------
Donald J. Ehrlich....................................   221,920             251,280        $         0  $           0
Mark R. Holden.......................................    30,320              45,880                  0              0
Derek L. Nagle.......................................     3,000              13,250                  0              0
Richard E. Dessimoz..................................    37,820              45,880                  0              0
Lawrence J. Gross....................................    37,820              40,880                  0              0

[FN]

(1) Based on the closing price on the New York Stock Exchange-Composite Transactions of the Corporation's Common Stock on that date ($15.00 per share).


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     During 1999, decisions on cash compensation and stock options of the Corporation's executive officers were made by the Compensation Committee of the Board of Directors, which has furnished the following report on its policies. This report is not deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933, as amended or the 1934 Act.

     Compensation Policies Toward Executive Officers

     The Corporation's executive compensation policies are intended to provide competitive levels of compensation that reflect the Corporation's annual and long-term performance goals, reward superior corporate performance, and assist the Corporation in attracting and retaining qualified executives. Total compensation for each of the Named Officers as well as the other executive officers is comprised of three principal components: base salary, annual incentive compensation and grants of options to purchase the Corporation's Common Stock.

     Base Salary. Each year the Compensation Committee determines the base salaries of each of the executive officers and that of the Chief Executive Officer based on available competitive compensation data and the Compensation Committee's assessment of each officer's past performance and its expectation as to future contributions.

     Annual Bonus Plan. The amount of annual bonuses paid to the executive officers under the Corporation's bonus program (the "Bonus Plan") depends primarily upon whether, and the extent to which, the Corporation achieved certain pre-established working capital, profit and specific strategic objectives. Under the Bonus Plan, the Corporation has established for each participant a percentage of his annual base salary which is to be the participant's standard bonus percentage (the "Standard Bonus Percentage"). The Standard Bonus Percentages are reviewed each year by the Compensation Committee and changes are made when deemed necessary.

     Generally, if the Corporation achieves its working capital, profit and specific strategic objectives, each Bonus Plan participant will accrue a bonus for the year which is equal to his Standard Bonus Percentage of his base pay for the year. If the Corporation's performance is 10%, 20%, 30%, 40%, or 50% above its objectives, each participant accrues a bonus equal to 120%, 140%, 160%, 180% or 200% of his Standard Bonus Percentage of base pay, respectively. Bonuses are prorated for Corporation performance which falls between these achievement percentages. After the bonus percentage is computed for each Bonus Plan participant, the Compensation Committee may in its discretion increase or decrease the percentage, based upon individual performance. Bonuses are paid to participants in the calendar year following the year in which bonuses are accrued by the participants. Bonuses for 1997, 1998 and 1999 for each of the Named Officers appear under the caption "Bonus" in the Summary Compensation Table on page 4.

     Long Term Compensation Through Stock Options. In 1992, the Corporation adopted its 1992 Stock Option Plan (the "1992 Plan") to provide for discretionary grants of stock options to employees as a means of achieving the goal of creating long-term compensation incentives. During 1999, the 1992 Plan was administered by the Compensation Committee. Options granted to employees under the 1992 Plan vest cumulatively to the extent of one-fifth of the amount granted on each of the first five anniversary dates of the date of effectiveness of such grants. Individual option grants were made by the Compensation Committee based upon the Compensation Committee's deliberations as to the individual's contribution to the Corporation, overall level of compensation and seniority. Options granted in 1999 had an exercise price of $21.5625 per share, which was the fair market value at the time of grant.

     Mr. Ehrlich's 1999 Compensation

     Mr. Ehrlich generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of annual base salary, annual bonus and grants of options. The Compensation Committee's general approach in setting Mr. Ehrlich's compensation is to be competitive with other companies in industry, but to have a large portion of his salary based upon the Corporation's performance.

     SECTION 162(M)

     Section 162(m) of the Internal Revenue Code limits tax deductions for executive compensation to $1 million. There are several exemptions to Section 162(m), including one for qualified performance-based compensation. To be qualified, performance-based compensation must meet various requirements including shareholder approval. The Committee intends to consider annually whether it should adopt a policy regarding 162(m) and to date has concluded that it was not appropriate to do so. One reason for this conclusion is that, assuming the current compensation policies and philosophy remain in place,
Section 162(m) will not be applicable in the near term to any executive's compensation.

                                 Submitted by the

                                 Members of the Compensation Committee
                                 John T. Hackett

                                 Ludvik F. Koci

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     The following graph shows a comparison of cumulative total returns for an investment in the Common Stock of the Corporation, the S&P 500 Composite Index and the Dow Jones Transportation Index. This graph is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the 1934 Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933, as amended, or the 1934 Act.

              COMPARISON OF CUMULATIVE TOTAL RETURN TO SHAREHOLDERS
                   DECEMBER 31, 1991 THROUGH DECEMBER 31, 1999
              AMONG WABASH NATIONAL CORPORATION, THE S&P 500 INDEX
                     AND THE DOW JONES TRANSPORTATION INDEX
                     (RETURN ASSUMES DIVIDEND REINVESTMENT)

                                 (INSERT GRAPH)

                                   WNC                       S & P 500                  D.J. TRANSPORT
                          --------------------       ------------------------      ------------------------
                           INDEX      RETURN          INDEX           RETURN         INDEX          RETURN
                          ------      -------        --------         -------      ---------        -------
12/31/91                   16.50       100.00          429.29         100.00        1,358.00         100.00
12/31/92                   16.58       100.51          448.10         104.38        1,449.19         106.71
12/31/93                   22.73       137.78          479.02         111.58        1,762.31         129.77
12/31/94                   39.08       236.85          472.46         110.06        1,455.00         107.14
12/31/95                   22.48       136.21          629.73         146.69        1,981.00         145.88
12/31/96                   18.49       112.09          755.65         176.02        2,255.63         166.10
12/31/97                   28.44       172.41          985.93         229.67        3,256.50         239.80
12/31/98                   20.46       123.97        1,245.43         290.11        3,149.31         231.91
12/31/99                   15.00        90.91        1,469.25         352.26        2,977.20         219.23


                              CERTAIN TRANSACTIONS

     During 1999, Wabash sold RoadRailer(TM) truck trailers to Canadian National Railway, Co. in the ordinary course of business for approximately $6,000,000 in revenue. E. Hunter Harrison, a current director of the Corporation and nominee for re-election, is Executive Vice President and Chief Operating Officer of Canadian National Railway, Co.

                 PROVISIONS OF THE CERTIFICATE OF INCORPORATION
                           WITH ANTI-TAKEOVER EFFECTS

AUTHORIZED SHARES OF CAPITAL STOCK

     The Certificate of Incorporation authorizes the issuance of up to 75,000,000 shares of Common Stock, 22,985,186 shares of which were issued and outstanding as of February 29, 2000, and up to 25,000,000 shares of Preferred Stock, 482,041 shares of which were outstanding as of February 29, 2000. Additional shares of Preferred Stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. In addition, such shares of Preferred Stock, together with authorized but unissued shares of Common Stock, could also represent additional capital required to be purchased by an acquirer. Issuance of such additional shares may also dilute the voting interest of the Corporation's stockholders.

     On November 7, 1995, the Board of Directors adopted a Stockholder Rights Plan (the "Plan"). The Plan is designed to deter coercive or unfair takeover tactics, to prevent a person or group from gaining control of the Corporation without offering fair value to all shareholders and to deter other abusive takeover tactics which are not in the best interest of shareholders.

     Under the terms of the Plan, each share of Common Stock is accompanied by one right; each right entitles the shareholder to purchase from the Corporation, one one-thousandth of a newly issued share of Series A Preferred Stock at an exercise price of $120.

     The rights become exercisable ten days after a public announcement that an acquiring person or group (as defined in the Plan) has acquired 20% or more of the outstanding Common Stock of the Corporation (the "Stock Acquisition Date") or ten days after the commencement of a tender offer which would result in a person owning 20% or more of such shares. The Corporation can redeem the rights for $.01 per right at any time until ten days following the Stock Acquisition Date (the 10-day period can be shortened or lengthened by the Corporation). The rights will expire in November 2005, unless redeemed earlier by the Corporation.

     If, subsequent to the rights becoming exercisable, the Corporation is acquired in a merger or other business combination at any time when there is a 20% or more holder, the rights will then entitle a holder to buy shares of the Acquiring Corporation with a market value equal to twice the exercise price of each right. Alternatively, if a 20% holder acquires the Corporation by means of a merger in which the Corporation and its stock survives, or if any person acquires 20% or more of the Corporation's Common Stock, each right not owned by a 20% or more shareholder, would become exercisable for Common Stock of the Corporation (or, in certain circumstances, other consideration) having a market value equal to twice the exercise price of the right.

                               VOTING PROCEDURES

     Shares can be voted only if the stockholder is present in person or by proxy. Whether or not you plan to attend in person, you are encouraged to sign and return the enclosed proxy card. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Directors are elected by a plurality of the affirmative votes cast.

     Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" are treated as votes against proposals presented to stockholders other than elections of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Arthur Andersen LLP has acted as the Corporation's independent public accountants for the year ended December 31, 1999 and has been selected by the Board of Directors to act as such for 2000. Representatives of Arthur Andersen LLP are expected to be present at the stockholders meeting and will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 2001 Annual Meeting of the Corporation (other than proposals submitted under Securities Exchange Act Rule 14a-8) must be received at the Corporation's principal executive offices no later than February 20, 2001. Stockholder proposals intended to be presented under Rule 14a-8 must be received at the Corporation's principal executive offices no later than December 6, 2000.

                                 OTHER MATTERS

     Management knows of no matters to be presented for action at the meeting other than the matters mentioned above. However, if any other matters properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote on such other matters in accordance with their best judgement.

                                            By Order of the Board of Directors

                                            JOHN R. GAMBS
                                            SECRETARY

April 5, 2000

                          WABASH NATIONAL CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             ANNUAL MEETING OF STOCKHOLDERS TO BY HELD MAY 9, 2000

The undersigned hereby appoints Donald J. Ehrlich and Mark R. Holden, or each of them, the proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of Wabash National Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 9, 2000, or any adjournment thereof, as follows:

   YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE DATE, SIGN AND
                                MAIL THIS PROXY.


                A RETURN ENVELOPE IS PROVIDED FOR THIS PURPOSE.


                  (Continued and to be signed on reverse side)

                          WABASH NATIONAL CORPORATION


     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[                                                                              ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSITION.

1. ELECTION OF SIX DIRECTORS BY ALL STOCKHOLDERS --
   Nominees: 01-Richard E. Dessimoz,                       FOR   WITHHOLD
   02- Donald J. Ehrlich, 03- John T. Hackett,             ALL      ALL      FOR ALL (Except Nominee(s) written below)
   04- E. Hunter Harrison, 05- Mark R. Holden and          [ ]      [ ]        [ ]
   06- Ludvik F. Kool.
                                                                                    ------------------------------------------------
2. The proxies are authorized to vote in their discretion
   on any other matters which may properly come before                              This proxy when properly executed will be voted
   the Annual Meeting to the extent set forth in the proxy                          in the manner directed herein by the undersigned
   statement.                                                                       stockholder(s). If no direction is made, this
                                                                                    Proxy will be voted FOR Proposal 1.



                                                                                                    Dated:                    , 2000
                                                                                                          --------------------
                                                                                    Signature(s)
                                                                                                ------------------------------------

                                                                                    ------------------------------------------------
                                                                                    Please sign exactly as name appears in the box
                                                                                    on the left. When signing as attorney, executor,
                                                                                    administrator, trustee or guardian, please give
                                                                                    your title as such. If a corporation, please
                                                                                    sign in full corporate name by president or
                                                                                    other authorized official. If a partnership,
                                                                                    please sign partnership name by authorized
                                                                                    person. If a joint account, please provide both
                                                                                    signatures.

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                            YOUR VOTE IS IMPORTANT.

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE.